Exhibit 10.14

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of April 14, 2009 by and among Primus Telecommunications Group, Incorporated, a Delaware corporation (the “Parent”), Primus Telecommunications Holding, Inc., a Delaware corporation (the “Borrower”), Primus Telecommunication IHC, Inc., a Delaware corporation (“IHC”), and Primus Telecommunications International, Inc., a Delaware corporation (“PTII”) which together with the other guarantors named on the signature pages hereto (the “Guarantors”), and the several banks and other financial institutions or entities from time to time parties to the Term Loan Agreement (as defined below) which are signatories hereto.

RECITALS

Reference is made to the Term Loan Agreement, dated as of February 18, 2005 (as amended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement”), among the Parent, the Borrower, the several banks and other financial institutions or entities from time to time party thereto as lenders (the “Lenders”), Lehman Brothers Inc., as advisor, sole lead arranger and sole bookrunner, Lehman Commercial Paper Inc., as syndication agent, and Lehman Commercial Paper Inc., as administrative agent (the “Administrative Agent”).

WHEREAS, the Parent, the Borrower, IHC and PTII (collectively, the “Debtors”) have determined that a prompt balance sheet restructuring (the “Restructuring”) through a plan of reorganization would be in the best interests of their creditors and shareholders;

WHEREAS, the Debtors intend to implement the Restructuring pursuant to voluntary bankruptcy cases (the “Chapter 11 Cases”) commenced by the Debtors on March 16, 2009 (the “Filing Date”) by filing petitions (the “Petitions”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (jointly administered under Case No. 09-10867);

WHEREAS, in connection with the Chapter 11 Cases, the Debtors filed with the Bankruptcy Court a proposed disclosure statement and plan of reorganization;

WHEREAS, to facilitate the Restructuring, prior to the Filing Date, the Debtors and the Lenders entered into a Forbearance Agreement with respect to the Forbearance Defaults and Covenants (as defined below), which agreement has been extended from time to time and will be replaced in its entirety by this Agreement;

WHEREAS, the Debtors and the Consenting Lenders (as defined below) have negotiated and reached agreement on the terms of treatment under a plan of reorganization of claims arising under the Term Loan Agreement, as set forth in greater detail on a term sheet attached hereto as Exhibit “A” (the “Term Sheet”);

WHEREAS, as a result of reaching agreement on the Term Sheet and to facilitate the Restructuring, the Consenting Lenders have agreed to, subject to and on the terms set forth in this Agreement, forbear enforcement of and waive the Forbearance Defaults and Covenants;

WHEREAS, it is contemplated that promptly following the Effective Date (as defined below), the Debtors will file with the Bankruptcy Court an amended disclosure statement and an amended plan to reflect this Agreement and the terms of treatment of claims arising under the Term Loan Agreement as set forth in the Term Sheet;

WHEREAS, the affirmative consent of the Required Lenders (each consenting Lender, a “Consenting Lender”) and each Loan Party to the Term Loan Agreement is necessary to waive any Default or Event of Default and its consequences; and

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

AGREEMENT

Section 1.	Definitions Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Term Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)	“Effective Date” shall mean the date when the Required Lenders and the Loan Parties have executed and delivered this Agreement.

(b)	“Forbearance Defaults and Covenants” shall mean (i) any Default or Event of Default specified in Section 7(f) of the Term Loan Agreement, (ii) any Default or Event of Default specified in Sections 7(i) or (j) (excluding any such Event of Default with respect to guarantees of Persons other than the Debtors) of the Term Loan Agreement existing on the Effective Date or the date of filing the Petitions with the Bankruptcy Court, (iii) any other Default or Event of Default under the Term Loan Agreement as a result of, arising in connection with, or related to, the filing of the Petitions by the Debtors, and (iv) Section 6.12 of the Term Loan Agreement (solely as it relates to the retirement of Indebtedness authorized by the Bankruptcy Court in connection with the Plan).

Section 2.	Forbearance Subject to the terms and conditions of this Agreement, each Lender hereby agrees to forbear and to direct the Administrative Agent to forbear from exercising any or all of their respective rights and remedies under the Loan Documents in respect of the Forbearance Defaults and Covenants.

Section 3.	Termination of Forbearance Subject to the provisions of this Section 3, the agreement to forbear set forth in this Agreement shall cease to be of any further force and effect, and the Lenders may seek to exercise or direct the Administrative Agent to seek to exercise any or all of their respective rights and remedies under the Loan Documents in respect of the Forbearance Defaults and Covenants, upon two (2) business days’ written notice (other than in the case of the following clauses (a), (r), (y) and (z), which shall require no notice) of the first to occur of (each of the following, a “Termination Event”):

(a)	INTENTIONALLY OMITTED;

(b)	the failure of the Debtors to file with the Bankruptcy Court an amended plan of reorganization providing that the Lenders receive the treatment set forth on the Term Sheet (the “Amended Plan”) and an amended disclosure statement with respect to the Amended Plan (the “Amended Disclosure Statement”) on or before April 20, 2009, both in a form and substance that is reasonably satisfactory to the Required Lenders with respect to the treatment of the claims of the Lenders, the Second Lien Noteholders (as defined below), the 8% Noteholders (as defined below) and the 5% Noteholders (as defined below); provided that the Required Lenders will consent to treatment consistent with the Term Sheet as to the Lenders and, with respect to the Second Lien Noteholders, 8% Noteholders and the 5% Noteholders, consistent with the PSA (as defined below);

(c)	the failure of the Bankruptcy Court to enter an order approving the Amended Disclosure Statement on or before May 15, 2009, or such later date as may be mutually agreed upon by the Debtors and the Required Lenders, in form and substance reasonably satisfactory to the Required Lenders with respect to the treatment of the claims of the Lenders, the Second Lien Noteholders, the 8% Noteholders and the 5% Noteholders; provided that the Required Lenders will consent to treatment consistent with the Term Sheet as to the Lenders and, with respect to the Second Lien Noteholders, 8% Noteholders and the 5% Noteholders, consistent with the PSA (as defined below);

(d)	the failure of the Debtors and the Required Lenders to finalize amendments or modifications to the Term Loan Agreement and the other documents connected therewith, including, but not limited to, the Intercreditor Agreement (collectively, the “Modified Loan Documents”), consistent with the Term Sheet, on or before May 15, 2009, or such later date as may be mutually agreed upon by the Debtors and the Required Lenders;

(e)	the failure of the Bankruptcy Court to enter an order confirming the Amended Plan on or before June 30, 2009, or such later date as may be mutually agreed upon by the Debtors and the Required Lenders, in form and substance reasonably satisfactory to the Required Lenders with respect to the treatment of the claims of the Lenders, the Second Lien Noteholders, the 8% Noteholders and the 5% Noteholders; provided that the Required Lenders will consent to treatment consistent with the Term Sheet as to the Lenders and, with respect to the Second Lien Noteholders, 8% Noteholders and the 5% Noteholders, consistent with the PSA (as defined below). (the “Confirmation Order”);

(f)	the failure of the Debtors to consummate the Amended Plan on or before July 15, 2009, or such later date as may be mutually agreed upon by the Debtors and the Required Lenders (the “Plan Effective Date”);

(g)	prior to the Plan Effective Date, the failure of the Debtors to direct their non-Debtor subsidiaries to timely make, or the failure of the payment of, any scheduled payment of principal or interest required under the terms of the Loan Documents;

(h)

the raising of an objection, which is not subsequently dismissed or withdrawn within ten (10) days of being raised, by any holder of the 14 1/4% Senior Secured Notes issued by IHC (the “Second Lien Noteholders”), the 8% Senior Notes issued by Borrower (the “8% Noteholders”), or the 5% Exchangeable Senior Notes issued by Borrower (the “5% Noteholders”), or any of their respective indenture trustees, with respect to any relief requested before the Bankruptcy Court, by the Debtors or any other party, for the payment by the Debtors or their non-Debtor subsidiaries to the Lenders of the scheduled payments of principal and interest required under the terms of the Loan Documents;

(i)	any of the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code;

(j)	the Bankruptcy Court shall enter an order in any of the Chapter 11 Cases ordering the appointment of (i) a trustee, (ii) a responsible officer, or (iii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in subclauses (3) and (4) of Section 1106(a)) under Section 1106(b) of the Bankruptcy Code;

(k)	any of the Chapter 11 Cases are dismissed;

(l)	the Confirmation Order is reversed on appeal or vacated;

(m)	any party to this Agreement, other than the Lenders, has failed to perform any material provision of this Agreement or the Term Sheet and such failure to perform has not been duly waived or cured in accordance with the terms hereof after a period of five (5) business days following written notice to the party that has failed to perform;

(n)	any court or governmental authority shall enter a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable or enjoining the consummation of a material portion of the transactions contemplated hereby;

(o)	the Debtors shall withdraw the Amended Plan or publicly announce their intention not to support the Amended Plan, or propose a reorganization or plan under the Bankruptcy Code other than the Amended Plan;

(p)	the Debtors inform the Required Lenders in writing of their determination that there is sufficient risk of non-performance by the Debtors with respect to the financial obligations contemplated by the Amended Plan with respect to the Lenders and the Loan Documents such that the amendments to the Loan Documents contemplated by the Term Sheet are no longer in the best interests of the Debtors’ estates;

(q)	the Debtors lose the exclusive right to file and solicit acceptances of the Amended Plan;

(r)	the conditions precedent required to be met prior to the closing of the amendment to the Term Loan Agreement, consistent with and as contemplated in the Term Sheet, including any modification or amendment thereof, have not been satisfied on or before the Plan Effective Date or waived by the Required Lenders;

(s)	the Debtors file any motion or pleading with the Bankruptcy Court that is not consistent in any material respect with this Agreement or the Term Sheet and such motion or pleading has not been withdrawn prior to the earlier of (i) two (2) business days of the Debtors receiving written notice that such motion or pleading is inconsistent with this Agreement or the Term Sheet and (ii) entry of an order of the Bankruptcy Court approving such motion;

(t)	the Bankruptcy Court grants relief that is inconsistent with this Agreement or the Term Sheet in any material respect;

(u)	the commencement of an avoidance action by any or all of the Debtors affecting the rights of any Lender or the commencement of such an action by any other party;

(v)	the filing by any or all of the Debtors or by any other party of an objection to the allowance of the Lenders’ claims against the Debtors’ estates in respect of the Term Loan Agreement;

(w)	subject to the execution of an appropriate and otherwise reasonable confidentiality agreement, to the extent necessary, the failure by the Debtors to provide to the Required Lenders and their advisors, including Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), (i) reasonable access to the books and records of the Debtors, and (ii) reasonable access to the respective management and advisors of the Debtors for the purposes of evaluating the Debtors’ respective business plans and participating in the plan process with respect to the Restructuring;

(x)	the occurrence of a “Termination Event” as that term is defined in the Plan Support Agreement entered into as of March 16, 2009 between the Second Lien Noteholders, the 8% Noteholders, the 5% Noteholders and the Debtors (the “PSA”) that has resulted in a termination of the PSA and the Debtors are no longer proceeding to seek approval and consummation of the Amended Plan and the treatment of the claims of the Second Lien Noteholders, the 8% Noteholders and the 5% Noteholders are on terms reasonably satisfactory to the Required Lenders;

(y)	failure to replace LCPI with an administrative agent reasonably acceptable to the Company and the Required Lenders on or before the Plan Effective Date;

(z)	the failure of the Debtors or any non-Debtor subsidiaries to pay all reasonable invoiced and unpaid fees and expenses of Fried Frank and Chanin Capital Partners (“Chanin”) on or before the Plan Effective Date;

(aa)	the Bankruptcy Court shall enter an order approving the use of cash collateral or otherwise approving the Debtors’ use of cash to fund the Chapter 11 Cases (other than any orders authorizing the Debtors’ continued use of their existing cash management systems) without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld; or

(bb)	the filing of a petition for relief under the Bankruptcy Code by a Guarantor.

Section 4.	Waiver If no Termination Event shall have occurred resulting in the termination of this Agreement prior to the Plan Effective Date, upon the Plan Effective Date, and in accordance with the terms of the Amended Plan giving effect to the amendment to the Term Loan Agreement in accordance with the Term Sheet, each Consenting Lender hereby irrevocably waives, and shall direct the Administrative Agent to irrevocably waive, all Forbearance Defaults and Covenants. This Agreement shall not constitute a waiver of, and each Lender hereby reserves its rights with respect to, any Default or Event of Default other than the Forbearance Defaults and Covenants.

Section 5.	Conditions The Effective Date and the effectiveness of this Agreement are conditioned upon the following: (a) the execution and delivery of executed counterparts of this Agreement by the Parent, the Borrower and the Guarantors; (b) the execution and delivery of this Agreement by the Required Lenders; and (c) the payment in full in cash of the invoiced and unpaid fees and expenses of Fried Frank and Chanin.

Section 6.	Representation and Warranties By execution hereof, the Debtors and the Guarantors represent and warrant to the Lenders that (a) all necessary corporate action on the part of the Debtors and the Guarantors to be taken in connection with the execution, delivery and performance of this Agreement has been taken, and (b) the execution, delivery and performance by the Debtors and the Guarantors of this Agreement does not constitute a violation or breach of either the Debtors’ or the Guarantors’ respective articles of organization, bylaws or any other agreement or law by which the Debtors and the Guarantors are bound.

Section 7.	Miscellaneous Terms

7.1	Binding Obligation; Successors and Assigns

(a)

Binding Obligation. This Agreement is a legally valid and binding obligation of the Debtors, the Guarantors, the Consenting Lenders and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, affiliates, successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in the Chapter 11 Cases, enforceable in accordance with its terms, and shall inure to the benefit of the Debtors, the Guarantors, the Consenting Lenders and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, affiliates, successors, assigns, heirs, executors, administrators and representatives. Nothing in this Agreement, express or implied, shall give to any entity, other than the Debtors, the Guarantors, the Consenting

Lenders and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates, successors, assigns, heirs, executors, administrators and representatives, any benefit or any legal or equitable right, remedy or claim under this Agreement.

(b)	Successors and Assigns. This Agreement shall be binding upon each Consenting Lender and each of its successors and assigns (including assignees of its Loans in whole or in part).

7.2	Further Assurances

The Parent, the Borrower and the Consenting Lenders agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the parties hereto, whether the same occurs before or after the date of this Agreement.

7.3	Headings

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

7.4	No Other Amendments; Reservation of Rights, No Waiver

Other than as otherwise expressly provided herein, this Agreement shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of the Lenders under the Loan Documents or applicable law, nor shall the entering into this Agreement preclude the Lenders from refusing to enter into any further amendments or forbearances with respect to the Loan Documents. Other than as expressly provided herein, this Agreement shall not constitute a forbearance with respect to (i) any failure of any of the Debtors or any Guarantor to comply with any covenant or other provision in the Term Loan Agreement or any of the Loan Documents or (ii) the occurrence or continuance of any present or future Default or Event of Default. Without limiting the foregoing in any way, if the transactions contemplated by this Agreement or otherwise set forth in the Amended Plan are not consummated as provided herein, if a Termination Event occurs or if this Agreement is otherwise terminated for any reason, the parties each fully reserve any and all of their respective rights, remedies and interests and claims against any other party hereto.

7.5	Governing Law

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF. Each of the Debtors, the Guarantors and the Consenting Lenders hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State of New York. Each of the Debtors, the Guarantors and the Consenting Lenders hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State of New York, each of the Debtors, the Guarantors and the Consenting Lenders hereby agrees that while the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

7.6	Complete Agreement, Interpretation and Modification

(a)	Complete Agreement. This Agreement and the other agreements, exhibits and other documents referenced herein and therein constitute the complete agreement among the Debtors, the Guarantors and the Consenting Lenders with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between or among the Debtors, the Guarantors and the Consenting Lenders with respect thereto.

(b)	Interpretation. This Agreement is the product of negotiation by and among the Debtors, the Guarantors and the Consenting Lenders. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any party hereto by reason of that party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

7.7	Execution of this Agreement

This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Each individual executing this Agreement on behalf of a party hereto has been duly authorized and empowered to execute and deliver this Agreement on behalf of said party.

7.8	Settlement Discussions

This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Debtors and the Consenting Lenders. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

7.9	Survival

Each of the Debtors, the Guarantors and the Consenting Lenders acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning the Restructuring of the Debtors. Accordingly, (i) the rights granted in this Agreement are enforceable by each signatory hereto without approval of the Bankruptcy Court, (ii) the exercise of such rights shall not violate the Automatic Stay provisions of the Bankruptcy Code and (iii) each party hereto hereby waives its right to assert a contrary position in the Chapter 11 Cases, if any, with respect to the foregoing clauses (i) and (ii). In the event that a Bankruptcy Court finds that this Agreement is not binding on the Debtors, this Agreement shall nonetheless continue to be binding on each and every one of the Guarantors with the same force and effect as if the Agreement were binding against any or all of the Debtors.

7.10	Disclosure

Unless and until this Agreement is filed with the Bankruptcy Court or the Securities and Exchange Commission or this Agreement or its contents is otherwise made publicly available with the consent of each of the parties hereto, each of the parties (a) shall keep the terms and existence of this Agreement confidential and (b) shall not, and shall cause its and its affiliates directors, officers, partners, members, employees, agents, advisors, fiduciaries and other representatives not to, without the prior written consent of the other parties, disclose such information in any manner whatsoever, in whole or in part; provided, however, that the foregoing shall not prohibit any party from making any filings or other disclosures that may be necessary and/or required under the federal securities laws. The foregoing shall not prohibit the Debtors from disclosing the approximate aggregate holdings of the Consenting Lenders (but not the identity of individual Consenting Lenders or their holdings without the prior written consent of such holder).

7.11	Notices

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	If to the Debtors, to

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Facsimile: (703) 902-2814

Attn: John F. DePodesta

With copies to

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive, Suite 1900

Chicago, Illinois 60606

Facsimile: (312) 407-0411

Attn: George N. Panagakis

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Facsimile: (213) 687-5600

Attn: Casey T. Fleck

(b)	If to a Consenting Lender or a transferee thereof, to the addresses or facsimile numbers set forth below the Consenting Lender’s signature on the applicable Lender’s counterpart signature page to this Agreement.

With copies to

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Facsimile: (212) 859-8000

Attn:     Jean E. Hanson

Bonnie Steingart

(c)	Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or electronically (e.g., “pdf”) shall be effective upon oral or machine confirmation of transmission.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year first written above.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS, INC., as Guarantor

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC., as Guarantor

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS IHC, INC., as Guarantor

By:
Name:
Title:

TRESCOM INTERNATIONAL, INC., as Guarantor

By:
Name:
Title:

LEAST COST ROUTING, INC., as Guarantor

By:
Name:
Title:

TRESCOM U.S.A., INC., as Guarantor

By:
Name:
Title:

IPRIMUS USA, INC., as Guarantor

By:
Name:
Title:

IPRIMUS.COM, INC., as Guarantor

By:
Name:
Title:

LENDER:

E.N. INVESTMENT COMPANY

555 17th Street, Suite 2400
Denver, CO 80202

By:
Name:
Title:

LENDER:

MARK ANTONY PARTNERS, SARL

BY: OCTAVIAN ADVISORS, LP, ITS INVESTMENT ADVISOR

650 Madison Avenue
New York, NY 10022

By:
Name:
Title:

LENDER:

RESTORATION CAPITAL MANAGEMENT, LLC

909 Third Avenue, 30th Floor
New York, NY 10022

By:
Name:
Title: